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                                                                  EXHIBIT 10.3


                               SECOND AMENDMENT
                               OF SCIQUEST, INC.
                               STOCK OPTION PLAN


     THIS SECOND AMENDMENT of SciQuest, Inc. Stock Option Plan is dated as of February 26, 1999.

     WHEREAS, the Board of Directors of SciQuest, Inc. (the "Company") has adopted and the shareholders of the Company have approved the SciQuest, Inc. Stock Option Plan, as amended (the "Plan"); and

     WHEREAS, the Board of Directors deems it to be in the best interests of the Company to further amend the Plan in order to increase the maximum number of shares issuable pursuant to options granted under the Plan from 838,891 to 979,017.

     NOW, THEREFORE, the Plan shall be amended as follows:

     1. The second sentence of Paragraph 4 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

         "The maximum number of shares of Stock which may be issued under the Plan shall be Nine Hundred Seventy-Nine Thousand Seventeen (979,017) shares."

     2. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

     IN WITNESS WHEREOF, the undersigned hereby certifies that this Second Amendment was duly adopted by the Board of Directors of the Company on the 9th day of February, 1999 and by the shareholders of the Company on the 26th day of February, 1999.


                                  SCIQUEST, INC.
[CORPORATE SEAL]

                                  By:     /s/ Peyton C. Anderson
                                       -----------------------------
ATTEST:                                Peyton C. Anderson
                                       Executive Vice President

By:     /s/ Holly A. Coldiron
     ------------------------------
     Holly A. Coldiron
     Assistant Secretary